UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2023
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QRVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Qorvo, Inc. (the “Company”) held on August 15, 2023, the stockholders of the Company (i) elected each of the director nominees, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers, and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2024.

The final voting results with respect to each of the three proposals are set forth below.

Proposal 1. Stockholders elected each of the nine directors below to serve a one-year term and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Ralph G. Quinsey	60,237,697	16,249,907	64,975	8,433,317
Robert A. Bruggeworth	74,202,263	2,241,794	108,522	8,433,317
Judy Bruner	72,903,244	3,582,814	66,521	8,433,317
Jeffery R. Gardner	73,830,849	2,635,170	86,560	8,433,317
John R. Harding	75,993,147	431,026	128,406	8,433,317
David H. Y. Ho	75,176,263	1,310,837	65,479	8,433,317
Roderick D. Nelson	73,775,843	2,709,617	67,119	8,433,317
Dr. Walden C. Rhines	72,785,889	3,682,391	84,299	8,433,317
Susan L. Spradley	73,921,057	2,567,480	64,042	8,433,317

Proposal 2. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
69,425,426	6,995,957	131,196	8,433,317

Proposal 3. Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2024.

For	Against	Abstain
84,599,687	275,544	110,665

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Grant A. Brown
Grant A. Brown
Senior Vice President and Chief Financial Officer

Date:    August 17, 2023